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                                                                     EXHIBIT 99


REVIEW REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
TIB FINANCIAL CORP.



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF TIB FINANCIAL CORP. AND SUBSIDIARIES


         We have reviewed the condensed consolidated balance sheets of TIB Financial Corp. and subsidiaries as of March 31, 2001 and the related condensed consolidated statements of income, changes in shareholders' equity and cash flows for the three-month periods ended March 31, 2001 and 2000 included in the accompanying Securities and Exchange Commission Form 10-Q for the period ended March 31, 2001. These financial statements are the responsibility of the Company's management.

         We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

         Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

         We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated February 16, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2000 is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.


/s/ BDO Seidman, LLP
---------------------
Atlanta, Georgia
May 15, 2001


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